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                                                              EXHIBIT 10.18




                                   EMPLOYMENT AGREEMENT


     This Employment Agreement (the "AGREEMENT"), dated and effective as of the 2nd day of December 1997, is by and between OMP Acquisition Corporation, a California corporation, ("EMPLOYER"), and Zein Obagi, M.D., an individual residing in California ("EMPLOYEE").

     WHEREAS, Employer desires to employ Employee, and Employee desires to be employed by Employer as an at-will employee, under the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, Employer and Employee, intending to be legally bound, hereby agree as follows:

     1. EMPLOYMENT RELATIONSHIP. Employer hereby employs Employee on an at-will basis, and Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement. Such employment relationship shall continue for the term of this Agreement, as described in Section 8 hereof, or until the earlier termination of such relationship and this Agreement pursuant to Section 6 hereof. The term "AT WILL," as used in this Agreement, means that either Employer or Employee may terminate Employee's employment at any time and for any reason, but in the event of a termination of employment by Employer prior to expiration of the term of this Agreement, then Employee shall be entitled to receive the compensation described in
Section 7.

     2.  POSITION AND RESPONSIBILITIES OF EMPLOYEE.

         (a) Employee shall initially be employed as Employer's Executive Medical Officer. Employee's job title may be changed from time to time, in the sole discretion of Employer's Board of Directors (the "BOARD"), consistent with Employer's legitimate business interests. Employee shall devote at least 50% of his business time and attention to the business of Employer as an employee, and shall devote his best efforts to the faithful performance of his job duties, as those duties may be assigned to him by the Board from time to time. To the extent Employee devotes less than 100% (but no less than 50%) of his business time and attention to the business of Employer as an employee thereof, Employee shall devote the balance of his business time and attention to no other business activity or endeavor except his actual medical practice as conducted as of the date of this Agreement; in addition, in the event Employer does not timely exercise its option to purchase the Body Line (defined below) pursuant to that certain Option and Transfer Agreement of even date herewith by and among Employer, Employee and Zein and Samar Obagi Family Trust, Employee shall also be entitled to devote business time and attention to development, marketing, distribution and sale of the Body Line, so long as such activities do not interfere with Dr. Obagi's obligations under this Agreement.

         (b) Employer shall consult with Employee with respect to hiring decisions to be made by Employer relating to research and development personnel and medical personnel. In connection with such consultation, Employee shall have the right to reasonably reject any such

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research and development personnel or medical personnel and Employer shall not hire any such person who is so reasonably rejected.

         (c) For the purposes of this Agreement, "Body Line" shall mean the non-prescription, non-facial/non-neck skin care products developed and being developed by Employee or his Associate(s) and any future non-prescription, non-facial/non-neck skin care products developed by Employee or his Associate(s). For the purposes of this Agreement, "Associate" shall mean, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with such other Person, and "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     3. COMPENSATION. For all services rendered by Employee pursuant to this Agreement, Employer shall pay to Employee, and Employee shall accept as full compensation hereunder, the following:

         (a) SIGNING BONUS. Upon execution of this Agreement, Employee shall receive a signing bonus of $100,000, which shall be subject to all appropriate federal and state withholding taxes.

         (b) SALARY. Employee shall receive an annual base salary (the "SALARY") of $500,000. The Salary shall be subject to all appropriate federal and state withholding taxes and shall be payable in accordance with the normal payroll procedures of Employer. Any additional compensation or other perquisites awarded to Employee from time to time are excluded from the term "Salary" as used in this Agreement. As of each anniversary date of this Agreement, the Salary shall be increased to reflect (i) the increase, if any, in the cost of living as measured by the Consumer Price Index of the United States Government for "All Items, All Urban Consumers" for the Los Angeles, California area for the immediately preceding calendar year or (ii) such greater increase as determined by the Board of Directors of Employer.

         (c) BENEFITS AND PERQUISITES. The Employer shall make employee benefits available to Employee, to the extent and on the terms made available to other similarly situated employees. This provision does not alter the Employer's right to modify or eliminate any employee benefit plan and does not guarantee the continuation of any kind or level of benefits.

     4. REIMBURSEMENT OF EXPENSES. Employer recognizes that Employee will incur legitimate business expenses in the course of rendering services to Employer hereunder. Accordingly, Employer shall reimburse Employee for all reasonable business expenses to the extent and on the terms provided in the Employer's published employee policies in effect from time to time; provided, however, that Employee shall not be reimbursed for any such expense which is not substantiated, to Employer's reasonable satisfaction, by way of invoice or other pertinent documentation or information.

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            5.    PROPRIETARY INFORMATION AND INVENTIONS. As a condition to
Employee's employment with Employer, Employee shall execute and return to Employer a Proprietary Information and Inventions Agreement, the form of which is attached hereto as EXHIBIT A (the "PROPRIETARY INFORMATION AGREEMENT").

            6. TERMINATION. The employment relationship between Employee and Employer created hereunder shall terminate before the expiration of the term of this Agreement upon the occurrence of any one of the following events:

                  (a) DEATH OR PERMANENT DISABILITY. The death or permanent disability of Employee. For the purposes of this Agreement, the "PERMANENT DISABILITY" of Employee shall mean any mental or physical illness, disease or condition which in the opinion of a physician skilled in the specialty does or will result in Employee's inability to perform the essential functions of his job with or without reasonable accommodation for a continuous period of 150 days or for 180 days out of a continuous period of 360 days.

                  (b) TERMINATION FOR CAUSE. The following events, which for purposes of this Agreement shall constitute "CAUSE" for termination:

                        (i) Employee's failure to cure any willful breach by him of Section 2 (as to Employee's commitment to spend at least 50% of his business time and attention to the business of Employer as an employee thereof) within fifteen (15) days after delivery by Employer of notice to Employee of such breach;

                        (ii)  the willful breach by Employee of any provision of
            Section 5 or of the Proprietary Information Agreement;

                        (iii) any act of fraud or dishonesty by Employee with
            respect to any aspect of Employer's business;

                        (iv) the illegal use of drugs by Employee during the term of this Agreement that, in the determination of the Board, substantially interferes with Employee's performance of his duties hereunder;

                        (v) failure of performance by Employee, which is repeated or continued after written notice to Employee of such failure, and which is reasonably determined by the Board to be injurious to the business or interests of Employer; or

                        (vi) a felony conviction of Employee by a court of competent jurisdiction.

            Any notice of discharge shall describe with reasonable specificity the cause or causes for the termination of Employee's employment, as well as the effective date of the termination (which effective date may be the date of such notice). If Employer terminates Employee's employment for any of the reasons set forth above in this Section 6(b), Employer shall have no further obligations hereunder from and after the effective date of termination (other than as


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specifically set forth below) and shall have all other rights and remedies available under this or any other agreement and at law or in equity.

                  (c) VOLUNTARY TERMINATION. Employee provides 90 days written notice to Employer of his intent to terminate the employment relationship with Employer. Employer retains the right after proper notice of Employee's voluntary termination to require Employee to cease employment immediately; however, in such event, Employer shall remain obligated to pay Employee his salary during the 90-day notice period.

                  (d) OTHER REASONS. Employer may also terminate Employee's employment for any reason other than those described in the preceding provisions of this Section 6, at any time and for any reason, upon 30 days' prior written notice to Employee. In the event of employment termination pursuant to this
Section 6(d), though, Employer shall pay Employee the compensation described in
Section 7(b). Employer and Employee agree that Employee's sole remedy for termination pursuant to this Section 6(d) shall be receipt of the compensation specified in Section 7(b).

            7.    COMPENSATION UPON TERMINATION.

                  (a) GENERAL. Upon the termination of Employee's employment under this Agreement before the expiration of the Initial Term hereof for any reason, Employee shall be entitled to the Salary earned by him before the effective date of termination, as provided in Section 3(a) hereof, prorated on the basis of the number of full days of service rendered by Employee during the year to the effective date of termination.

                  (b)   TERMINATION FOR OTHER THAN CAUSE. If such termination
(i) occurs before expiration of the Initial Term and (ii) is the result of the discharge of Employee by Employer for any reason other than for cause (as defined in Section 6(b) hereof), death or permanent disability, then Employee shall be entitled to receive, as a severance payment, an amount equal to the Salary that Employee would have received for the remainder of the Initial Term of this Agreement.

                  (c) TERMINATION FOR CAUSE, VOLUNTARY TERMINATION, DEATH OR PERMANENT DISABILITY. If the employment relationship hereunder is terminated by Employer for cause, voluntarily by Employee or by Employee's death or permanent disability, Employee shall not be entitled to any severance payment.

                  (d) SURVIVAL. The provisions of Sections 5 and 7 hereof shall survive the termination of the employment relationship hereunder and this Agreement to the extent necessary or reasonably appropriate to effect the intent of the parties hereto as expressed in such provisions.

            8. TERM. The "INITIAL TERM" of this Agreement and the employment relationship created hereunder shall be and remain in effect for five years, commencing on the date hereof, unless sooner terminated in accordance with
Section 6 hereof. Upon expiration of the Initial Term and on each subsequent annual anniversary of the date of this Agreement, the term of this Agreement shall


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automatically be extended for one year, unless either party has notified the other in writing of his or its intention not to extend the term at least 30 days before such anniversary date.


         9. REMEDIES. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.


         10. ATTORNEY'S FEES. If any arbitration proceeding or action at law or in equity, including any action for declaratory or injunctive relief, is brought which arises out of this Agreement or the termination of Employee's employment, or which seeks to enforce or interpret this Agreement or to seek damages for its breach, the prevailing party shall be entitled to recover reasonable attorneys' fees from the non-prevailing party, which fees may be set by the court or arbitrator in the trial of such action, or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief which may be awarded.


         11. ASSIGNMENT. This Agreement is personal to Employee and may not be assigned in any way by Employee without the prior written consent of Employer. This Agreement shall not be assignable or delegable by Employer. Any attempted assignment by Employee or Employer shall be void. Notwithstanding the preceding sentence, this Agreement may be assigned or delegated by Employer to any subsidiary, successor or affiliate (where such affiliate is at least 50% owned by Employer) of Employer. The rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the heirs, legatees, administrators and personal representatives of Employee and upon the successors, representatives and assigns of Employer.


         12. SEVERABILITY AND REFORMATION. The parties hereto intend all provisions of this Agreement to be enforced to the fullest extent permitted by law. If, however, any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.


         13. NOTICES. All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, mailed by certified mail (return receipt requested) or sent by overnight delivery service, cable, telegram, facsimile transmission or telex to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:







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                   If to Employer:     OMP Acquisition Corporation
                                       c/o Polar Vision
                                       625 Alaska Avenue
                                       Torrance, CA 90503
                                       Attn.: Ian G. Walker
                                       Facsimile: (310) 320-9357

                   If to Employee:     Zein Obagi, M.D.
                                       9033 Wilshire Boulevard
                                       Beverly Hills, CA 90211
                                       Facsimile: (310) 275-3873

                   with a copy to:     Valensi, Rose & Magaram PLC
                                       1800 Avenue of the Stars
                                       Suite 1000
                                       Los Angeles, CA 90067-4212
                                       Attn.: Michael Morris, Esq.
                                       Facsimile: (310) 277-1706


Notice so given shall, in the case of notice so given by mail, be deemed to be given and received on the fourth calendar day after posting, in the case of notice so given by overnight delivery service, on the date of actual delivery and, in the case of notice so given by cable, telegram, facsimile transmission, telex or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.


         14. FURTHER ACTIONS. Whether or not specifically required under the terms of this Agreement, each party hereto shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of his or its obligations specified herein or reasonably implied from the terms hereof.


          15. GOVERNING LAW AND VENUE. THIS AGREEMENT IS MADE IN THE STATE OF CALIFORNIA, AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF SAID STATE.


          16. ARBITRATION. Except as expressly limited by this Section 16, every controversy or claim arising out of or relating to the construction, application or enforcement of this Agreement, or any breach hereof, or arising out of Employee's employment by Employer or the termination thereof, shall be resolved by binding arbitration. The parties hereto agree that any such controversy shall be submitted to one arbitrator in accordance with the Employment Dispute Resolution Rules then in effect of the American Arbitration Association. The arbitrator shall be governed by and shall apply the substantive law of the State of California in making his or her determination, and the arbitrator's ruling shall be binding and conclusive upon the parties hereto. All arbitrations (should any be required) shall occur in Los Angeles County, California.



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       Among the disputes which must be resolved by arbitration are any claims by Employee that the termination of his employment (a) breached any express of implied contract of employment or covenant of good faith and fair dealing,
(b) violated any public policy, or (c) resulted from discrimination prohibited by state, federal or local law based on Employee's age, race, national origin, gender, disability, sexual preference, or religion. The only disputes NOT subject to mandatory, binding arbitration are wage claims, claims for benefits under the workers' compensation laws, claims for unemployment insurance benefits or claims that Employee breached any terms or conditions of the Proprietary Information Agreement, and requests for injunctive or equitable relief.

       Employee and Employer shall each pay half the cost of the arbitration filing and hearing fees, and the cost of the arbitrator. At the conclusion of the arbitration proceeding, the arbitrator shall award to the prevailing party any such payments previously made or incurred by that party, as well as all other costs and expenses reasonably incurred by that party in connection with the dispute being arbitrated.

       It is the intention of both parties that Employee's sole remedy for termination of employment shall be Employer's payments of the amounts specified by Section 7, except to the extent that controlling law requires the arbitrator to award some additional remedy to a prevailing employee other than back pay and the value of benefits. The parties hereby waive any statutory right to recover attorney's fees in any arbitration proceeding in which this Agreement is at issue, and adopt instead the attorney's fee provisions of Section 10 of this Agreement.

       Both parties further waive any right they would otherwise have to a jury trial of any such dispute. Employee understands and agrees that the arbitration shall be instead of any civil litigation and that the arbitrator's decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof. Employee further represents that he is making a voluntary and knowing waiver of his right to pursue any and all employment-related claims in court.

       17. ENTIRE AGREEMENT AND AMENDMENT. This Agreement contains the entire understanding and agreement between the parties, and supersedes any other agreement between Employee and Employer, whether oral or in writing, with respect to the subject matter hereof. This Agreement may not be altered, amended, or rescinded, nor may any of its provisions be waived, except by an instrument in writing signed by both parties hereto or, in the case of an asserted waiver, by the party against whom the waiver is sought to be enforced.

       18. COUNTERPARTS. This Agreement may be executed in counterparts, with the same effect as if both parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.


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       IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                       Employer:

                                       OMP ACQUISITION CORPORATION

                                       By: /s/ Peter P. Tong
                                          -------------------------------------
                                           Peter P. Tong, President


                                       Employee:

                                          /s/ Zein Obagi
                                          -------------------------------------
                                          Zein Obagi, M.D.


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